As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROTECH HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	030408870
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of Principal Executive Offices ) (Zip Code)

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

ROTECH HEALTHCARE INC. AMENDED AND RESTATED

NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN

(Full Title of the Plans)

Philip L. Carter

President and Chief Executive Officer

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Name and Address of Agent For Service)

(407) 822-4600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stuart Bressman, Esq.

Thelen Reid Brown Raysman & Steiner LLP

875 Third Avenue

New York, New York 10022

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable pursuant to Rotech Healthcare Inc. Common Stock Option Plan	1,850,000	$1.16	(2)	$2,146,000	(2)	$65.89
Common Stock, par value $0.0001 per share, issuable pursuant to Rotech Healthcare Inc. Common Stock Option Plan	1,150,000	$1.66	(3)	$1,909,000	(3)	$58.61
Common Stock, par value $0.0001 per share, issuable pursuant to Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan	100,000	$1.16	(2)	$116,000	(2)	$3.57

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Rotech Healthcare Inc. Common Stock Option Plan and the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	The price is estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Market on June 25, 2007.

(3)	The price is calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the exercise price of outstanding options to purchase 1,150,000 shares of the registrant’s common stock.

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REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Rotech Healthcare Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-119008) with the Securities and Exchange Commission relating to the Rotech Healthcare Inc. Common Stock Option Plan and the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan (formerly known as the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan). At the Company’s 2007 annual meeting of stockholders held on June 29, 2007, the stockholders of the Company approved (i) Amendment No. 5 to the Rotech Healthcare Inc. Common Stock Option Plan and (ii) the amendment and restatement of the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan, which, among other things, increased the number of shares reserved for issuance under such plans by an aggregate of 3,100,000 shares of the Company’s common stock. Accordingly, this Registration Statement on Form S-8 is being filed to register an aggregate of 3,100,000 additional shares of the Company’s common stock reserved for issuance under the Rotech Healthcare Inc. Common Stock Option Plan (3,000,000 shares with respect to such plan) and the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan (100,000 shares with respect to such plan). The contents of the Company’s previous Registration Statement on Form S-8 (File No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004 are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed March 16, 2007.

(ii)	The Company’s Current Report on Form 8-K filed on March 27, 2007.

(iii)	The Company’s Current Report on Form 8-K filed on April 2, 2007.

(iv)	The Company’s Current Report on Form 8-K filed on April 20, 2007.

(v)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed May 10, 2007.

(vi)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A, filed on September 15, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Title
4.1(a)	Rotech Healthcare Inc. Common Stock Option Plan.

4.2(a)	Amendment No. 1 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.3(b)	Amendment No. 2 to the Rotech Healthcare Inc. Common Stock Option Plan.

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Exhibit Number	Title
4.4(c)	Amendment No. 3 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.5(d)	Amendment No. 4 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.6(e)	Amendment No. 5 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.7(f)	Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan.

5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page).

(a)	Incorporated by Reference to the Company’s Registration Statement on Form S-8 (file No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004.

(b)	Incorporated by Reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission on November 14, 2003.

(c)	Incorporated by Reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 14, 2004.

(d)	Incorporated by Reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006.

(e)	Incorporated by Reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007 as Appendix E.

(f)	Incorporated by Reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007 as Appendix F.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on the 29th day of June, 2007.

ROTECH HEALTHCARE INC.

By:	/s/ PHILIP L. CARTER
Name:	Philip L. Carter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip L. Carter and Rebecca L. Myers, or either of them, the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

/s/ PHILIP L. CARTER Philip L. Carter	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2007

/s/ STEVEN P. ALSENE Steven P. Alsene	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2007

/s/ ARTHUR J. REIMERS Arthur J. Reimers	Chairman of the Board	June 29, 2007

/s/ JAMES H. BLOEM James H. Bloem	Director	June 29, 2007

/s/ EDWARD L. KUNTZ Edward L. Kuntz	Director	June 29, 2007

/s/ JASON B. MUDRICK Jason B. Mudrick	Director	June 29, 2007

/s/ ARTHUR SIEGEL Arthur Siegel	Director	June 29, 2007

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INDEX TO EXHIBITS

Exhibit Number	Title
4.1(a)	Rotech Healthcare Inc. Common Stock Option Plan.

4.2(a)	Amendment No. 1 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.3(b)	Amendment No. 2 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.4(c)	Amendment No. 3 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.5(d)	Amendment No. 4 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.6(e)	Amendment No. 5 to the Rotech Healthcare Inc. Common Stock Option Plan.

4.7(f)	Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan.

5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page).

(a)	Incorporated by Reference to the Company’s Registration Statement on Form S-8 (file No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004.

(b)	Incorporated by Reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission on November 14, 2003.

(c)	Incorporated by Reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 14, 2004.

(d)	Incorporated by Reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006.

(e)	Incorporated by Reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007 as Appendix E.

(f)	Incorporated by Reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007 as Appendix F.